SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2004

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26038	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14040 Danielson Street

Poway, California 92064-6857

(Address of Principal Executive Offices)

(858) 746-2400

(Registrant’s telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE

On April 28, 2004, at a meeting of business executives in Sydney, Australia, Peter C. Farrell, Ph.D., ResMed Inc.’s Chairman of the Board and Chief Executive Officer, stated that, in his view, analyst estimates of ResMed’s net profit for the fiscal year ending June 30, 2004, of approximately $56 million “are not silly.” Dr. Farrell also announced that ResMed is considering de-listing from the Australian Stock Exchange due to the expenses associated with complying with two sets of listing requirements, particularly given differences in the regulatory requirements, and the potential impact ResMed’s policy of not paying dividends may have on its trading price in Australia.

The information contained in this Current Report on Form 8-K is being furnished pursuant to the Securities and Exchange Commission’s Regulation FD. Statements contained in this report, which are not historical facts, are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including statements regarding the company’s future net profit projections and possible changes in the company’s listing status in Australia, are subject to risks and uncertainties which could cause actual results to differ materially from those projected or implied in the forward-looking statements, and consequently there can be no assurance that the net profit estimate will be met. Among the factors that could affect actual performance are the rate of growth of the sleep disordered breathing market, the company’s ability to penetrate this market, fluctuations in foreign currency exchange rates and developments by the company’s competitors. Such risks and uncertainties are discussed in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, and Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2003 and December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2004	RESMED INC. (registrant)

	By:	/s/ Adrian M. Smith

	Name:	Adrian M. Smith
	Its:	Senior Vice President Finance and Chief Financial Officer